Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact	Investor Group
Mike Matysik	EVC Group, Inc.
Cardiac Science Corporation	Douglas Sherk/Jenifer Kirtland
Sr. Vice President and CFO	(415) 896-6820
(425) 402-2009
Media Contact
Christopher Gale
EVC Group, Inc.
(201) 646-5431
(203) 570-4681
cgale@evcgroup.com
CARDIAC SCIENCE REPORTS RECORD
FOURTH QUARTER AND FULL YEAR 2007 RESULTS
Fourth Quarter Revenue up 29% to $50.4 Million
Strong Revenue Growth in both Defibrillation and Cardiac Monitoring
Full Year Revenue Growth of 17% to $182 Million and EPS of $0.37
Bothell, WA — February 28, 2008 — Cardiac Science Corporation [NASDAQ: CSCX], a global leader in advanced cardiac diagnosis, resuscitation, rehabilitation, and informatics products, today announced record results for the fourth quarter and full year ended December 31, 2007.
Revenue for the quarter was $50.4 million, an increase of 29% over the prior year period. The growth reflected an increase in defibrillation and cardiac monitoring sales of 48% and 16%, respectively. Domestic automated external defibrillator (AED) sales grew 30% from the prior year’s fourth quarter, while international AED sales rose 68% for the quarter, driven by strong growth throughout Europe and Asia. The Company reported net income of $2.4 million, or $0.10 per diluted share in the fourth quarter, compared to a small net loss of $35,000, or $0.00 per share in the fourth quarter of 2006.
For the full year 2007, revenue totaled $182.1 million, an increase of 17% compared to revenue of $155.4 million for 2006. The Company reported net income of $8.5 million for the year, or $0.37 per diluted share. Net income for the year included a non-cash benefit and related cash expenses associated with litigation that was settled in 2007. Excluding these litigation-related items, pro forma net income would have been $7.1 million, or $0.31 per diluted share.

2007 Accomplishments
During 2007 the Company:
•	Posted record revenue of $182 million, representing 17% growth over 2006

•	Completed the year with four consecutive quarters of record revenue, with the fourth quarter exceeding $50 million

•	Restructured the US cardiac monitoring sales team to take advantage of all revenue opportunities in that market

•	Released a new hospital defibrillator in the fourth quarter, marking the beginning of a long-term strategic selling alliance with GE Medical to distribute these products worldwide

•	Introduced new and updated products, including a new cardiac rehabilitation system, an updated electrocardiograph platform, increased connectivity options for stress systems and new non-English language versions of a number of products

•	Announced the creation of Nevada Project Heartbeat, the first statewide public access defibrillation program in the U.S.

•	Renewed its partnership with San Diego Project Heartbeat, where we remain the preferred AED supplier for their leading-edge public access defibrillation program

•	Expanded global AED distribution, particularly in North America, and achieved significant market share increases

•	Received the Award for Global Excellence in ECG Monitoring from Frost and Sullivan

•	Settled all major litigation, eliminating substantial expense, uncertainty and management distraction

•	Attained record profit and operating cash flow
Fourth Quarter Financial Results
Fourth quarter revenue of $50.4 million represented an increase of 29% from the $39.0 million in revenue reported in the fourth quarter of 2006. Fourth quarter gross margin was 48.8%, an increase over the gross margin from the fourth quarter of 2006 of 46.7%, driven by favorable product mix and manufacturing efficiencies in the current period.
Operating expenses in the fourth quarter of 2007 were $20.6 million, compared to $19.1 million for the fourth quarter of 2006, an increase of 8%. Prior year operating expenses included approximately $0.6 million in litigation related expenses. There were no comparable expenses in the current period. The year to year increase in operating expenses is primarily related to sales commissions and other costs associated with the significant growth in revenue.
EBITDA was $5.7 million for the fourth quarter of 2007. Adjusted EBITDA, which excludes stock-based compensation expense, was $6.1 million, or 12% of revenue. The Company generated $4.1 million in cash from operating activities during the quarter and had $20.5 million in cash and short-term investments as of December 31, 2007.
Fiscal 2007 Financial Results
For 2007, the Company generated revenue of $182.1 million, compared with $155.4 million in 2006, an increase of 17%.
Gross margin for 2007 was 48.5% compared to 47.1% for the prior year. The increase in gross margin was the result of favorable product mix and manufacturing efficiencies in the current year.
The Company reported net income of $8.5 million for the year, or $0.37 per diluted share. Net income for the year included a non-cash benefit and cash expenses relating to litigation that was settled in 2007. Excluding these litigation-related items, pro forma net income would have been $7.1 million, or $0.31 per diluted share.
The Company generated $13.3 million in cash from operations for the full year, despite spending $3.8 million on litigation that was ultimately settled in 2007.
Outlook
“Our focus in 2008 will reflect an emphasis on the growth areas for the next few years,” explained John Hinson, president and CEO. “These areas include commercial and medical AEDs, hospital defibrillation, international cardiac monitoring, AED program management, and connectivity solutions. We intend to expand our AED distribution globally and to increase investment in product development to help achieve our growth potential. In addition, with a strong balance sheet, growing cash reserves and no debt, we expect to accelerate efforts to seek acquisition opportunities, particularly those which can leverage our existing service and distribution capabilities,” he continued.
The Company expects revenue growth for 2008 to be in a range around 10%, driven by continued growth in global AED revenues, meaningful revenue from the hospital defibrillator product and modest improvement in the cardiac monitoring line.
For 2008, gross margin is expected to be in a range between 47% and 49%, depending on several factors, including product pricing, the mix of sales through different distribution channels, and the timing of the impact of planned productivity increases and cost reductions.
The Company expects to increase its investment in research and development in 2008, increasing related expenses to between 7.5% and 8% of revenue. Other operating expenses are expected to grow in 2008 also, but at rates generally less than the rate of revenue growth, which would result in increased operating income in 2008.
The Company expects net income, inclusive of an estimated income tax rate of 37%, to be in a range between $8 and $9 million, or between $0.34 and $0.39 per share, representing earnings growth of 13% to 27%. Adjusted EBITDA is expected to be in a range between 11% and 12% of revenue.
Michael Matysik, senior vice president and chief financial officer, stated, “A number of factors may affect our actual results relative to the ranges we’ve provided. These include GE’s level of success in selling our new hospital defibrillator, the tempo and results of our continued effort to revitalize our cardiac monitoring line and our ability to continue to capture share of the international AED market as it rapidly evolves.” Mr. Matysik added, “Our revenue guidance also includes continued growth in our domestic AED sales, muted somewhat by the possible impact of Physio’s return to the market. To the extent that their return is later than we expect or that the impact is less significant than we expect, there may be upside to our guidance.”
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA, Adjusted EBITDA and Pro Forma Net Income which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term“EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation, merger related expenses, and litigation expense. Pro Forma Net Income refers to Net Income before litigation expenses, licensing income and litigation settlement and the related tax effect of these items. None of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to as the same measures as reported by other companies. EBITDA, Adjusted EBITDA and Pro Forma Net Income are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company’s operations. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of net income, the most comparable GAAP measure, to EBITDA, Adjusted EBITDA and Pro Forma Net Income are contained in this press release.
Conference Call Information
Cardiac Science will conduct a conference call for 4:30 p.m. Eastern Standard Time today to discuss the Company’s financial results for the fourth quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, senior vice president and chief financial officer.
To access the conference call, please dial (866) 250-2351. International participants can call (303) 262-2131. The call will also be webcast live on the web at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11109221#. An audio archive will be available at www.cardiacscience.com for 90 days following the call.

About Cardiac Science Corporation
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AEDs), electrocardiograph devices (ECGs), cardiac stress systems and treadmills, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The Company sells a variety of related products and consumables, and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425-402-2000 or visit www.cardiacscience.com.
Forward Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, cash flow, gross margins, Adjusted EBITDA, its ability to expand its distribution partnerships and revenue derived from them, product releases and revenue derived from them, and possible acquisitions. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2006. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2007		2006
	$	%	$	%

Revenues:
Cardiac monitoring products	$19,554	38.8%	$16,786	43.1%
Defibrillation products	26,829	53.2%	18,178	46.6%

Total product revenues	46,383	92.0%	34,964	89.7%
Service	4,045	8.0%	4,013	10.3%

Total revenues	50,428	100.0%	38,977	100.0%

Cost of Revenues:
Products	22,807	49.2%	17,756	50.8%
Service	2,994	74.0%	3,038	75.7%

Total cost of revenues	25,801	51.2%	20,794	53.3%

Gross Profit:
Products	23,576	50.8%	17,208	49.2%
Service	1,051	26.0%	975	24.3%

Gross profit	24,627	48.8%	18,183	46.7%

Operating Expenses:
Research and development	3,557	7.1%	3,096	7.9%
Sales and marketing	11,729	23.3%	10,618	27.2%
General and administrative	5,269	10.4%	4,712	12.1%
Litigation and related expenses	—	0.0%	625	1.6%

Total operating expenses	20,555	40.8%	19,051	48.9%

Operating income (loss)	4,072	8.1%	(868)	-2.2%

Other Income (Expense):
Interest income, net	203	0.4%	21	0.1%
Other income (expense), net	(59)	-0.1%	183	0.5%

Total other income	144	0.3%	204	0.5%

Income (loss) before income tax benefit (expense) and minority interest	4,216	8.4%	(664)	-1.7%
Income tax benefit (expense)	(1,821)	-3.6%	614	1.6%

Income (loss) before minority interest	2,395	4.7%	(50)	-0.1%
Minority interests	(28)	-0.1%	15	0.0%

Net income (loss)	$2,367	4.7%	$(35)	-0.1%

Net income (loss) per share — basic	$0.10		$(0.00)
Net income (loss) per share — diluted	$0.10		$(0.00)
Weighted average shares outstanding — basic	22,758,776		22,565,801
Weighted average shares outstanding — diluted	23,235,035		22,565,801

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Twelve Months Ended December 31,
	2007		2006
	$	%	$	%

Revenues:
Cardiac monitoring products	$68,624	37.7%	$71,016	45.7%
Defibrillation products	97,382	53.5%	67,414	43.4%

Total product revenues	166,006	91.1%	138,430	89.1%
Service	16,125	8.9%	16,999	10.9%

Total revenues	182,131	100.0%	155,429	100.0%

Cost of Revenues:
Products	81,342	49.0%	69,857	50.5%
Service	12,373	76.7%	12,338	72.6%

Total cost of revenues	93,715	51.5%	82,195	52.9%

Gross Profit:
Products	84,664	51.0%	68,573	49.5%
Service	3,752	23.3%	4,661	27.4%

Gross profit	88,416	48.5%	73,234	47.1%

Operating Expenses:
Research and development	13,020	7.1%	11,733	7.5%
Sales and marketing	46,195	25.4%	39,960	25.7%
General and administrative	19,176	10.5%	19,072	12.3%
Litigation and related expenses	3,808	2.1%	3,855	2.5%
Licensing income and litigation settlement	(6,000)	-3.3%	—	0.0%

Total operating expenses	76,199	41.8%	74,620	48.0%

Operating income(loss)	12,217	6.7%	(1,386)	-0.9%

Other Income (Expense):
Interest income (expense), net	402	0.2%	(16)	0.0%
Other income, net	799	0.4%	782	0.5%

Total other income	1,201	0.7%	766	0.5%

Income (loss) before income tax benefit (expense) and minority interest	13,418	7.4%	(620)	-0.4%
Income tax benefit (expense)	(4,924)	-2.7%	615	0.4%

Income (loss) before minority interest	8,494	4.7%	(5)	0.0%
Minority interests	(4)	0.0%	54	0.0%

Net income	$8,490	4.7%	$49	0.0%

Net income per share — basic	$0.37		$0.00
Net income per share — diluted	$0.37		$0.00
Weighted average shares outstanding — basic	22,697,113		22,502,040
Weighted average shares outstanding — diluted	23,197,911		22,555,326

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$20,159	$9,819
Short-term investments	350	547
Accounts receivable, net	29,439	26,971
Inventories	21,794	17,617
Deferred income taxes, net	9,558	3,902
Prepaid expenses and other current assets	2,509	2,121

Total current assets	83,809	60,977

Other assets	125	209
Machinery and equipment, net of accumulated depreciation	5,056	5,956
Deferred income taxes, net	30,288	40,525
Intangible assets, net of accumulated amortization	35,053	31,869
Investment in unconsolidated entities	727	496
Goodwill	107,613	107,613

Total assets	$262,671	$247,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,792	$11,761
Accrued liabilities	11,075	9,890
Warranty liability	3,211	2,532
Deferred revenue	8,141	7,111

Total current liabilities	35,219	31,294

Other liabilities	54	679

Total liabilities	35,273	31,973

Minority interests	127	75

Shareholders’ Equity	227,271	215,597

Total liabilities and shareholders’ equity	$262,671	$247,645

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	December 31,
	2007	2006

Operating Activities:
Net income (loss)	$2,367	$(35)

Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	1,672	1,600
Deferred income taxes	1,630	(548)
Stock-based compensation	484	490
Minority interests	31	(15)
(Gain) Loss on disposal of machinery and equipment	(15)	58

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(2,351)	(4,325)
Inventories	(1,353)	2,259
Prepaid expenses and other assets	90	(145)
Accounts payable	365	(534)
Accrued liabilities	726	1,355
Warranty liability	42	(134)
Deferred revenue	402	2

Net cash flows provided by operating activities	4,090	28

Investing Activities:
Purchases of short-term investments	(350)	(839)
Maturities of short-term investments	346	292
Purchases of machinery and equipment	(326)	(316)
Payments related to the purchase of Cardiac Science, Inc.	(194)	(219)

Net cash flows used in investing activities	(524)	(1,082)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	173	255
Minimum tax withholding on restricted stock awards	(141)	(81)

Net cash flows provided by financing activities	32	174

Net change in cash and cash equivalents	3,598	(880)
Cash and cash equivalents, beginning of period	16,561	10,699

Cash and cash equivalents, end of period	$20,159	$9,819

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Twelve Months Ended
	December 31,
	2007	2006

Operating Activities:
Net income	$8,490	$49

Adjustments to reconcile net income to cash provided by operating activities:
Licensing income and litigation settlement	(6,000)	—
Depreciation and amortization	6,746	6,261
Deferred income taxes	4,494	(781)
Stock-based compensation	2,233	2,028
Minority interests	55	(54)
(Gain) Loss on disposal of machinery and equipment	(16)	58

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(2,468)	(1,189)
Inventories	(4,153)	2,956
Prepaid expenses and other assets	(304)	1,189
Accounts payable	1,031	411
Accrued liabilities	1,531	(1,604)
Warranty liability	679	(95)
Deferred revenue	1,030	(465)

Net cash flows provided by operating activities	13,348	8,764

Investing Activities:
Purchases of short-term investments	(1,240)	(839)
Maturities of short-term investments	1,437	292
Purchase of patents as part of litigation settlement	(1,000)	—
Purchases of machinery and equipment	(2,014)	(1,249)
Payments related to the purchase of Cardiac Science, Inc.	(971)	(1,749)
Proceeds from collection of note	—	238

Net cash flows used in investing activities	(3,788)	(3,307)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	921	897
Minimum tax withholding on restricted stock awards	(141)	(81)

Net cash flows provided by financing activities	780	816

Net change in cash and cash equivalents	10,340	6,273
Cash and cash equivalents, beginning of period	9,819	3,546

Cash and cash equivalents, end of period	$20,159	$9,819

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands)

	Reconciliation of Net Income (loss) to Adjusted EBITDA
	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
			% of revenue		% of revenue

Net income (loss)	$		4.7%	$(35)	-0.1%
Depreciation and amortization		1,672	3.3%	1,600	4.1%
Interest income		(203)	-0.4%	(21)	-0.1%
Income tax (benefit) expense		1,821	3.6%	(614)	-1.6%

EBITDA		5,657	11.2%	930	2.4%

Stock-based compensation		484	1.0%	490	1.3%
Litigation and related expenses		—	0.0%	625	1.6%

Adjusted EBITDA		$6,141	12.2%	$2,045	5.2%

	Reconciliation of Net Income (loss) to Adjusted EBITDA
	YTD Months Ended		YTD Months Ended
	December 31, 2007		December 31, 2006
		% of revenue		% of revenue

Net income	$8,490	4.7%	$49	0.0%
Depreciation and amortization	6,746	3.7%	6,261	4.0%
Interest (income) expense	(402)	-0.2%	16	0.0%
Income tax (benefit) expense	4,924	2.7%	(615)	-0.4%

EBITDA	19,758	10.8%	5,711	3.7%

Stock-based compensation	2,233	1.2%	2,028	1.3%
Litigation and related expenses	3,808	2.1%	3,855	2.5%
Licensing income and litigation settlement	(6,000)	-3.3%	—	0.0%
Pro forma merger related adjustments	—	0.0%	419	0.3%

Adjusted EBITDA	$19,799	10.9%	$12,013	7.7%

	Reconciliation of Net Income (loss) to Pro Forma Net Income
	Three Months Ended		Three Months Ended
	December 31, 2007		December 31, 2006
		% of revenue		% of revenue
Net income (loss)	$2,367	4.7%	$(35)	-0.1%
Litigation and related expenses	—	0.0%	625	1.6%
Tax effect	—	0.0%	(219)	-0.6%

Pro forma net income	$2,367	4.7%	$371	1.0%

	Reconciliation of Net Income to Pro Forma Net Income
	YTD Months Ended		YTD Months Ended
	December 31, 2007		December 31, 2006
		% of revenue		% of revenue

Net income	$8,490	4.7%	$49	0.0%
Litigation and related expenses	3,808	2.1%	3,855	2.5%
Licensing income and litigation settlement	(6,000)	-3.3%	—	0.0%
Tax effect	805	0.4%	(1,401)	-0.9%

Pro forma net income	$7,103	3.9%	$2,503	1.6%